Exhibit 99.1

Heska Corporation
Jon Aagaard
Investor Relations
970.619.3033
investorrelations@heska.com

Heska Corporation Reports Third Quarter 2020 Results
Record Quarterly Revenues Up 81.3% to $56.6 Million
North America Diagnostic Consumables Sales Up 15.2%
Reaffirms 2020 Combined Outlook and Other Key Targets
LOVELAND, CO, November 5, 2020 -- Heska Corporation (NASDAQ: HSKA; “Heska” or “Company”), a leading provider of advanced veterinary diagnostic and specialty products, reported financial results in two segments (North America and International) for its third quarter ended September 30, 2020. Point of Care is "POC" and scil animal care company GmbH is "scil" in this release.
Third Quarter 2020 and Year Over Year ("YOY") Metrics
$ in millions except Earnings Per Share ("EPS")

	Q3 ($)	Q3 (%) YOY
Consolidated Revenue	$56.6	81.3%
North America Revenue	$34.4	16.4%
International Revenue	$22.2	[1]

	Q3 (%)	Q3 YOY bps[2]
Consolidated Gross Margin	41.3%	-240

	Q3	Q3 (%) YOY
Net loss attributable to Heska	$(5.2)	[1]
Net loss margin[3]	(9.2)%	(8.6)%
Adjusted EBITDA Margin[3]	15.3%	8.9%
EPS, Diluted	$(0.57)	[1]
Non-GAAP EPS, Diluted[3]	$0.08	(42.9)%
1 Comparable percentage variances are not meaningful. 2 "bps" is basis points. 3 See “Use of Non-GAAP Financial Measures” and related reconciliations provided below.
Third Quarter 2020 Highlights
•Record quarterly revenue growth led by strong POC Lab Consumables and recent scil acquisition. North America POC Lab Consumables sales up 15.2% in period and up 9.7% year to date.
•As anticipated, consolidated gross margin was impacted by acquired lower scil margin. Year-over-year, North America quarterly sales rose 16.4% at 48.3% gross margin (+430 bps compared to prior year) and International sales and gross margin met the Company's targets.
•Net loss and diluted EPS impacted by income tax, stock-based compensation, one-time transaction costs, interest associated with convertible debt, and other expenses relating primarily to the acquisition of scil. Non-GAAP diluted EPS impacted by income tax expense and cash interest charge in the current period.
•Research, development, and commercial launch of key strategic initiatives advanced in-line with previously stated timelines.
•Heska management to present strategic plan, new product demonstration and launch roadmap, multi-year financial targets, and other key considerations at the Company's virtual Investor Day on November 18 at 9:00 a.m. MT.

Kevin Wilson, Heska’s Chief Executive Officer and President, commented, “Heska’s third quarter followed through on a solid 2020 first half. Our teams delivered record revenue and near-universal outperformance across key metrics that lead us to believe that we will perform at the top of the ranges for most, if not all, of the full-year targets we shared in our second quarter earnings release. In the third quarter, Heska’s North America POC Lab Consumables sales accelerated nicely, our International segment performed wonderfully, and our margins, cost discipline, cash management, and other key areas were all excellent. Heska and the animal health industry continue to reaffirm a decades-long resiliency. Pet visits and veterinary trends have generally outpaced most forecasted estimates. Heska end-user demand remains strong, our current subscribers continue to increase utilization of key tests, and our teams, logistics, and supply chain continue to meet demand well, even from a partial work-from-home posture.”
“In addition to Heska’s strong financial results,” continued Mr. Wilson, “we met and advanced key non-financial objectives. Research and development initiatives progressed in-line with previously stated timelines, and commercial launch plans further solidified across several projects. Integration with our recent international acquisitions progressed in-line with our expectations and we are confident in our ability to meaningfully grow and improve the profitability of these businesses over time. We remain convinced we will succeed in the core tenets of our five year strategic plan (2018-2023) to: (1) double the geographies and customers we serve, (2) double the products and revenue lines we offer, and (3) continue to grow our core business. We are grateful for our industry, customers, employees, and investors, and we are humbly thankful for our good fortune as we continue to accomplish our plans, which we will share with you in more detail at our Investor Day on November 18th. We hope to ‘see’ you there (virtually),” concluded Mr. Wilson.

Third Quarter Financial Results
Revenue
North America Segment Revenue

	Q3 ($)	Q3 (%) YOY
North America Revenue	$34.4	16.4%
POC Lab Instruments & Other	$3.8	7.6%
POC Lab Consumables	$16.1	15.2%
POC Imaging	$5.3	15.8%
PVD[1]	$5.4	101.2%
OVP[2]	$3.9	(20.2)%
1 "PVD" is Pharmaceuticals, Vaccines and Diagnostic, and includes Tri-Heart® heartworm and Allercept® allergy testing and therapeutics.
2 "OVP" is former Other Vaccines and Pharmaceuticals segment contract manufacturing products.
Note: Numbers may not foot due to rounding.

International Segment Revenue

	Q3 ($)	Q3 (%) YOY
International Revenue	$22.2	[1]
POC Lab Instruments & Other	$2.9	[1]
POC Lab Consumables	$11.4	[1]
POC Imaging	$7.0	[1]
PVD[2]	$0.9	[1]
1 Comparative calculations are not meaningful as International segment is primarily related to the acquisitions of CVM Diagnostico Veternario S.L. and CVM Ecografia S.L. ("CVM") and scil subsequent to the third quarter of 2019.
2 "PVD" is Pharmaceuticals, Vaccines and Diagnostic, and includes allergy testing and therapeutics.

Operating Expenses
Total operating expenses in the third quarter of 2020 were $23.2 million, compared to $13.5 million in the third quarter of the prior year. The increase is driven primarily by the impact related to the consolidation of our acquisitions' operations of approximately $6.5 million, an increase in stock-based compensation of $2.9 million, and one-time acquisition costs of $0.8 million.
Liquidity
We continue to demonstrate a strong liquidity position with cash of $84.5 million.
2020 Investor Day
The Company plans to host a virtual Investor Day on November 18, 2020 at 9:00 a.m. MT (11:00 a.m. ET) to present the Company’s strategic growth plan, new product demonstration and launch roadmap, multi-year financial targets, and other key considerations. To register for the event, please visit https://ir.heska.com/heska-2020-investor-day/.

Investor Conference Call
Management will conduct a conference call on November 5, 2020 at 9:00 a.m. MT (11:00 a.m. ET) to discuss the third quarter 2020 financial results. To participate, dial 1-866-548-4713 (US) or 1-323-794-2093 (international) and reference conference call access number 9707717. The conference call will also be broadcast live over the Internet at www.heska.com. To listen, simply log on to the web at this address at least ten minutes prior to the start of the call to register and download and install any necessary audio software. Telephone replays of the conference call will be available for playback until November 19, 2020. The telephone replay may be accessed by dialing 1-844-512-2921 (US) or 1-412-317-6671 (international). The replay access number is 9707717.  The webcast will also be archived on www.heska.com for 90 days.
About Heska
Heska Corporation (NASDAQ: HSKA) manufactures, develops and sells advanced veterinary diagnostic and specialty healthcare products through its two business segments: North America and International. Both segments include Point of Care Lab testing instruments and consumables, digital imaging products, software and services, data services, allergy testing and immunotherapy, and single-use offerings such as in-clinic diagnostic tests and heartworm preventive products. The North America segment also includes private label vaccine and pharmaceutical production under third-party agreements and channels, primarily for herd animal health. For more information, please visit www.heska.com.

Forward-Looking Statements
This document contains forward-looking information related to the Company. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. All of the statements in this document, other than historical facts, are forward-looking statements and are based on a number of assumptions that could ultimately prove inaccurate and cause actual results to materially deviate from forward-looking statements. Forward-looking statements in this document include, among other things, statements with respect to Heska's future financial and operating results, future sales, sales split percentages, sales geography percentages, market share, and strategic goals, the anticipated benefits of the scil acquisition; anticipated investments and growth; and the number of customers that the Company will be able to acquire and retain. Such statements are based on current expectations and are subject to a number of risks and uncertainties, including, but not limited to, risks and uncertainties related to the ability to achieve the anticipated benefits of the scil acquisition; supplier availability, competing suppliers, any product’s ability to perform and be recognized as anticipated, in particular when such product is under development; Heska’s ability to sell and market its products in an economically sustainable fashion, including related to varying customs, cultures, languages and sales cycles and uncertainties with foreign political and economic climates; the Company’s ability to integrate the acquired scil business within its existing operations; and new product development and release schedules.

Other factors that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements include, among others, risks and uncertainties related to: the impact of the COVID-19 pandemic on consumer demand, our global supply chain and our financial and operational results; the success of third parties in marketing our products; outside business interests of our Chief Executive Officer; our reliance on third party suppliers and collaborative partners; our dependence on key personnel; our dependence upon a number of significant customers; competitive conditions in our industry; our ability to market and sell our products successfully; expansion of our international operations; the impact of regulation on our business; the success of our acquisitions and other strategic development opportunities; our ability to develop, commercialize and gain market acceptance of our products; cybersecurity incidents and related disruptions and our ability to protect our stakeholders’ privacy; product returns or liabilities; volatility of our stock price; our ability to service our convertible notes and comply with their terms. Such factors are set forth under “Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.
Use of Non-GAAP Financial Measures
In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”), we also present third quarter 2020 and 2019 EBITDA (net income before income taxes, interest, depreciation and amortization), and Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP earnings per share and adjusted effective tax rate, excluding acquisition and other one-time charges, which are non-GAAP measures. These measures should be viewed as a supplement to (not substitute for) our results of operations presented under U.S. GAAP. The non-GAAP financial measures presented may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner. A reconciliation of non-GAAP financial measures and most directly comparable GAAP financial measures is included in this release. Our management has included these measures to assist in comparing performance from period to period on a consistent basis.

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue, net	$56,636	$31,237	$133,001	$88,894
Cost of revenue	33,232	17,573	78,285	50,275
Gross profit	23,404	13,664	54,716	38,619

Operating expenses:
Selling and marketing	10,751	6,709	27,714	20,457
Research and development	2,197	2,532	6,021	6,137
General and administrative	10,253	4,230	29,852	12,473
Total operating expenses	23,201	13,471	63,587	39,067
Operating income (loss)	203	193	(8,871)	(448)
Interest and other expense, net	2,011	927	6,353	932
Loss before income taxes and equity in losses of unconsolidated affiliates	(1,808)	(734)	(15,224)	(1,380)
Income tax expense (benefit):
Current income tax expense	370	40	425	112
Deferred income tax expense (benefit)	3,043	(570)	1,268	(2,078)
Total income tax expense (benefit)	3,413	(530)	1,693	(1,966)

Net (loss) income before equity in losses of unconsolidated affiliates	(5,221)	(204)	(16,917)	586
Equity in losses of unconsolidated affiliates	(83)	(147)	(300)	(455)
Net (loss) income after equity in losses of unconsolidated affiliates	(5,304)	(351)	(17,217)	131
Net loss attributable to redeemable non-controlling interest	(85)	(41)	(353)	(132)
Net (loss) income attributable to Heska Corporation	$(5,219)	$(310)	$(16,864)	$263

Basic (loss) earnings per share attributable to Heska Corporation	$(0.57)	$(0.04)	$(1.99)	$0.04
Diluted (loss) earnings per share attributable to Heska Corporation	$(0.57)	$(0.04)	$(1.99)	$0.03

Weighted average outstanding shares used to compute basic (loss) earnings per share attributable to Heska Corporation	9,123	7,501	8,486	7,461
Weighted average outstanding shares used to compute diluted (loss) earnings per share attributable to Heska Corporation	9,123	7,501	8,486	7,960

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2020	2019

ASSETS

Current Assets:
Cash and cash equivalents	$84,508	$89,030
Accounts receivable, net of allowance for doubtful accounts of $693 and $186, respectively	27,062	15,161
Inventories	39,348	26,601
Net investment in leases, current, net of allowance for doubtful accounts of $110 and $105, respectively	4,726	3,856
Prepaid expenses	4,735	2,219
Other current assets	5,848	3,000
Total current assets	166,227	139,867

Property and equipment, net	34,997	15,469
Operating lease right-of-use assets	5,804	5,726
Goodwill	85,302	36,204
Other intangible assets, net	55,295	11,472
Deferred tax asset, net	5,170	6,429
Net investment in leases, non-current	15,527	14,307
Investments in unconsolidated affiliates	7,185	7,424
Other non-current assets	8,368	7,526
Total assets	$383,875	$244,424

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$12,277	$6,600
Accrued liabilities	13,290	6,345
Accrued purchase consideration payable	—	14,579
Operating lease liabilities, current	2,099	1,745
Deferred revenue, current, and other	5,853	2,930
Total current liabilities	33,519	32,199

Convertible notes, non-current, net	49,921	45,348
Deferred revenue, non-current	4,689	5,966
Other long-term borrowings	621	1,121
Related party loan	1,186	—
Operating lease liabilities, non-current	4,177	4,413
Deferred tax liability	14,653	691
Other liabilities	398	152
Total liabilities	109,164	89,890

Redeemable non-controlling interest and mezzanine equity	(171)	170

Total stockholders' equity	274,882	154,364
Total liabilities, mezzanine equity and stockholders' equity	$383,875	$244,424

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED EBITDA
($ in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income[1]	$(5,221)	$(204)	$(16,917)	$586
Income tax expense (benefit)	3,413	(530)	1,693	(1,966)
Interest expense	2,216	353	6,542	353
Depreciation and amortization	3,337	1,237	8,041	3,759
EBITDA	$3,745	$856	$(641)	$2,732
Acquisition-related and other one-time costs[2]	776	—	7,379	—
Stock-based compensation	4,132	1,245	6,930	3,625
Equity in losses of unconsolidated affiliate	(83)	(147)	(300)	(455)
Net loss attributable to non-controlling interest	85	41	353	132
Adjusted EBITDA	$8,655	$1,995	$13,721	$6,034
Net (loss) income margin[3]	(9.2)%	(0.7)%	(12.7)%	0.7%
Adjusted EBITDA margin[3]	15.3%	6.4%	10.3%	6.8%

1 Net (loss) income used for reconciliation represents the "Net (loss) income before equity in losses of unconsolidated affiliates."

2 To exclude the effect of one-time charges of $0.8 million and $7.4 million for the three and nine months ending September 30, 2020 incurred primarily as part of the acquisition of scil.

3 Net (loss) income margin and adjusted EBITDA margin are calculated as the ratio of net (loss) income and adjusted EBITDA to revenue, respectively.

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) PER DILUTED SHARE
($ in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net (loss) income attributable to Heska per diluted share	$(0.57)	$(0.04)	$(1.99)	$0.03
Acquisition-related and other one-time costs[1]	0.08	—	0.87	—
Amortization of acquired intangibles[2]	0.16	0.04	0.42	0.12
Purchase accounting adjustments related to inventory and fixed asset step-up3	0.03	—	0.07	—
Amortization of debt discount and issuance costs	0.16	0.03	0.54	0.04
Stock-based compensation	0.44	0.16	0.82	0.46
Loss on equity method investee transactions	0.01	0.02	0.04	0.06
Estimated income tax effect of above non-GAAP adjustments[4]	(0.23)	(0.07)	(0.63)	(0.35)
Non-GAAP net income per diluted share	$0.08	$0.14	$0.14	$0.36

Shares used in diluted per share calculations	9,447	7,969	8,486	7,960

1 To exclude the effect of one-time charges of $0.8 million and $7.4 million in the three and nine months ending September 30, 2020 incurred primarily as part of the acquisition of scil.

2 To exclude the effect of amortization of acquired intangibles of $1.5 million and $3.6 million in the three and nine months ended September 30, 2020, compared to $0.3 million and $1.0 million in the three and nine months ended September 30, 2019. These costs were incurred as part of the purchase accounting adjustments for the acquisitions of scil, Optomed and CVM.

3 To exclude the effect of purchase accounting adjustments for inventory step up amortization of $0.2 million and depreciation related to the step-up of fixed assets of $0.6 million for the three and nine months ended September 30, 2020.

4 Represents income tax expense utilizing an estimated effective tax rate that adjusts for non-GAAP measures including: acquisition-related and other one-time costs (excluding items which are not deductible for tax of $30 thousand benefit and $4.0 million cost for the three and nine months ended September 30, 2020, respectively), amortization of acquired intangibles, purchase accounting adjustments, amortization of debt discount and issuance costs, and stock-based compensation. This incorporates the discrete tax benefits related to stock-based compensation of $0.1 million and $0.5 million for the three and nine months ended September 30, 2020, respectively, compared to $60 thousand and $1.5 million for the three and nine months ended September 30, 2019, respectively. Adjusted effective tax rates are approximately 25% for all periods presented.